Exhibit 99.1

AppTech Announces Digital Banking and Payment Technology Partnership with NEC Payments

CARLSBAD, Calif., Oct. 5, 2020 (GLOBE NEWSWIRE) — AppTech Corp. (“AppTech”) (OTC Pink Open Market: APCX), a fintech company, today announces that the company has entered into a strategic partnership with NEC Payments B.S.C(c) (“NECP”). NECP provides digital banking and payment technology solutions to facilitate open-integration between financial institutions and the fintech ecosystem, and to drive the take-up of innovative digital financial services products.

Through the deployment of NECP’s technologies, AppTech will extend its product offering to include flexible, scalable, and secure payment acceptance and issuer payment processing that supports the digitization of business and consumer financial services and the migration of cash and other legacy payment types to distanced and contactless card and real time payment transactions.

NECP will assist AppTech to complete the development of its text payment solution and, to do so, AppTech is licensing its patents to NECP enabling them to customize and provide best-in-class software that complements AppTech’s intellectual property. AppTech will also receive licenses to utilize NECP’s digital banking platform, including exclusivity in the United States for its payment acceptance software.

The integration of AppTech’s merchant services and the secure text payment solution with NECP’s digital account and multi-channel issuer payment processing capabilities will enable an end-to-end payment acceptance and digital banking solution for small to medium-sized enterprises. The integration will also enable AppTech to aggressively target straight-through processing opportunities in the business-to-business payments space to automate payments and data sharing across multiple points in the supply chain, eliminate manual administration, and minimize transaction processing time.

As part of the agreement NECP will become AppTech’s single largest shareholder, demonstrating the companies’ commitment to the joint success of this partnership.

Luke D’Angelo, Executive Director, AppTech stated “Our significant equity and cash investment into the partnership with NECP provides AppTech with the clearest and quickest opportunity to bring to market cutting edge technologies and achieve scale and profitability from their rapid adoption.”

Andrew Sims, CEO, NEC Payments said “NEC Payments is delighted to be joining with AppTech in the United States as a part of our strategic plan to invest in partnerships with customer organizations and develop mutual value. AppTech’s existing intellectual property, merchant services, and marketing capabilities are a great complement to our innovative technologies, and the resulting integration and customizations will enable both of our companies to benefit from dynamic market penetration across multiple segments and distribution models.”

The above terms are subject to the capital requirements contained within the relevant agreements. Complete terms of the strategic partnership are disclosed in AppTech’s related 8K SEC filing.

About NEC Payments

NEC Payments B.S.C(c) is a digital banking and payment technology company based in the Kingdom of Bahrain and licensed and regulated by the Central Bank of Bahrain as an Ancillary Services Provider: Card Processor and Payment Services Provider. The company provides innovative financial technology solutions to power high-performance, flexible and secure payment processing, compliance, and financial control systems that may be securely deployed on the cloud, on-premises, and into hybrid environments to provide flexibility, scalability, redundancy, and to drive rapid growth. The company is a principal member of Mastercard and Visa and is compliant with multiple security and business process standards including PCI-DSS L1 v3.2.1, ISO27001 and ISO9001.

NEC Payments contact:

Duaa Ammar, Digital Marketing Manager

duaa.ammar@necpayments.com

+973 1720 3000

About AppTech

AppTech Corp. is a financial technology company utilizing innovative payment processing technologies to complement its core merchant services capabilities. Its patented and proprietary software for merchant services, text marketing and lead generation are licensable or available through a suite of synergistic offerings. AppTech is developing an enterprise-grade text payment system using the simplicity and familiarity of text messaging with multi-factor authentication to ensure security. AppTech also offers digital marketing, software development, mobile app development, website development, website hosting & comprehensive payment processing for brick-and-mortar operations, e-commerce and ACH. For more information about our company, please visit: www.apptechcorp.com

Forward Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to AppTech are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties concerning the Company. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the company’s control. Actual events or results may differ materially from those described in this press release due to any of these factors. AppTech is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Media Contact:

(760) 707-5959 X115

media@apptechcorp.com

Investor Relations Contact:

(760) 707-5955

ir@apptechcorp.com